UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2016

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473

(Commission File Number)

1000 Chesterbrook Boulevard, Suite 300
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     Appointment of Certain Officers.

On March 30, 2016, the board of directors (the “Board”) of Trinseo S.A. (the “Company”) appointed Ryan J. Leib the Company’s principal accounting officer. Mr. Leib, age 38, has been serving as the Company’s principal accounting officer on an interim basis since November 2015. Mr. Leib, has also been the Company’s Corporate Controller since October 2014. He is responsible for the Company’s global consolidation and external reporting, U.S. GAAP technical accounting positions, as well as global accounting policies and procedures.  Mr. Leib joined the Company as Assistant Controller in August 2013.  Prior to joining the Company, Mr. Leib was a senior manager with PricewaterhouseCoopers LLP, where he was employed since August 2000.  Mr. Leib has his bachelor’s degree in accounting from St. Joseph’s University and is a certified public accountant.

No family relationship exists between Mr. Leib and any of the Company’s directors or other executive officers.  Since January 1, 2015, Mr. Leib has not engaged, and does not plan to engage, in any transaction with the Company or its subsidiaries, in an amount that exceeds $120,000, in which he had or will have a direct or indirect material interest.

(e)     Compensatory Arrangements of Certain Officers

On March 30, 2016, the Company’s Board on the recommendation of its Compensation Committee approved an amendment to Christopher D. Pappas’ employment agreement (the “Agreement”).  Under the Agreement, the employment term for Mr. Pappas, the Company’s President, Chief Executive Officer, and Interim Chief Financial Officer, was extended from June 30, 2017 to December 31, 2018.  The term may be further extended by mutual agreement of the parties to the Agreement.  Under the Agreement, Mr. Pappas is entitled to a base salary of $1.15 million and $1.2 million for the calendar years 2017 and 2018, respectively.  Additionally, Mr. Pappas is entitled to grants of equity awards in the 2017 and 2018 calendar years having a grant date fair value equal to 470% of his 2017 base salary and 480% of his 2018 base salary, respectively.  These equity awards will be subject to the same general vesting terms and conditions as applied to equity awards granted to similarly situated senior executives of the Company during those respective calendar years and will be subject to the same retirement vesting conditions as Mr. Pappas’ previous equity award grants.

Item 9.01 Financial Statements and Exhibits.

d)            Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended & Restated Employment Agreement between Trinseo US Holding, Inc., Bain Capital Everest Manager Holding SCA, and Christopher D. Pappas, dated March 30, 2016

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ Angelo N. Chaclas
Name:	Angelo N. Chaclas
Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

Date:  April 5, 2016

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